Exhibit (8)(ll)(ii)

                                 FIRST AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT

      This FIRST AMENDMENT ("Amendment") is made and entered into as of the ____ day of_________, 2010 by and among JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the "Company"), a Texas stock life insurance company; FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each, a "Fund")

      WHEREAS, the Company, on its own behalf and on behalf of each Account, the Underwriter and the Fund are parties to an Participation Agreement dated as of ___________, 2010 (the "Agreement");

      WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

      WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

      NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

      1. Section 1.11 A (c) is hereby amended by adding the following to the end of the sentence: "or similar language. "

      2. Section 1.11 C (b) is hereby amended by striking the word "five" and replacing it with "ten".

      3. Section 1.12 B is hereby amended by adding the word "reasonable" after the word "undertake" and before the word "inquiry" in the first line.

      4. Section 1.12 D is hereby amended by adding the following to the beginning of the Section, "Unless prohibited by applicable law, rule or regulation,".

      5. Section 2.11 is hereby amended by deleting the last sentence and replacing it with the following:

            "The Company agrees to make all reasonable efforts to see that this bond or another bond containing similar provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies."

      6. Section 4.6 is hereby deleted in its entirety and replaced with the following:

      "4.6 The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published."

      5. Section 4.7 is hereby deleted in its entirety and replaced with the following:

            "4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents, and registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports, and proxy materials."

      6. Section 8.1 (a) is hereby deleted in its entirety and replaced with the following:

            "8.1(a). The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:"

      7. Section 8.2(a) is hereby deleted in its entirety and replaced with the following:

            "8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:"

      8. Section 9.1 is hereby amended by striking "Commonwealth of Massachusetts" and replacing it with "State of New York".

      9. The first sentence of Section 10.3 is hereby deleted in its entirety and replaced with the following:

      "The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement for a time period equal to the applicable statute of limitations from the date Company no longer owns any shares."

      10. The last sentence of Section 10.4 is hereby amended by striking the phrase "90 days" and replacing it with "30 days".

      11. Section 12.9 is hereby deleted in its entirety and replaced with the following:

"12.9. Upon reasonable written request and to the extent publicly available, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

            (a) the Company's most recent annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any);

            (b) the Company's most recent quarterly statement (statutory) (and GAAP, if any):

            (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

            (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator;

            (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company."

      12. This Amendment shall be deemed to have been executed and effective simultaneously with the Agreement.

      13. This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

               JEFFERSON NATIONAL LIFE INSURANCE COMPANY

               By:    _________________________
               Name:  _________________________
               Its:   _________________________

               VARIABLE INSURANCE PRODUCTS FUND,
               VARIABLE INSURANCE PRODUCTS FUND II
               VARIABLE INSURANCE PRODUCTS FUND III
               VARIABLE INSURANCE PRODUCTS FUND IV, and
               VARIABLE INSURANCE PRODUCTS V

               By:    ________________________
               Name:  Bryan Mehrmann
               Their: Deputy Treasurer

               FIDELITY DISTRIBUTORS CORPORATION

               By:    _______________________
               Name:  Bill Loehning
               Title: Executive Vice President
               Date:  _________________